                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 24, 1997
                                                          --------------

                        AMERICAN RECREATION CENTERS, INC.
             (Exact name of Registrant as specified in its charter)

       California                   0-2849                   94-1441151
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(State or other jurisdiction     (Commission               (IRS Employer
    of incorporation)            File Number)            Identification No)


      11171 Sun Center Drive, Suite 120, Rancho Cordova, California 95670
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              (Address of principal executive offices)          (Zip Code)

        Registrant's telephone number, including area code (916) 852-8005
                                                           --------------
                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

                                   Page 1 of 2

                             Exhibit Index on Page 4
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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

      On April 24, 1997, the shareholders of AMERICAN RECREATION CENTERS, INC. (the "Registrant") voted in favor of a proposal to approve the Agreement and Plan of Merger, dated as of January 17, 1997 (the "Agreement and Plan of Merger"), among the Registrant, AMF Bowling Centers, Inc., a Virginia corporation ("AMF"), and Noah Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of AMF ("Noah"), a related Agreement of Merger, dated as of April 24, 1997, between the Registrant and Noah (the "Agreement of Merger"), and the merger (the "Merger") of Noah with and into the Registrant. The shareholders approved the foregoing by a vote of 3,272,810 votes in favor of the proposal (70.95%) and 136,378 votes against the proposal (2.96%), with 51,307 shares abstaining (1.11%). Copies of the Agreement and Plan of Merger and Agreement of Merger were previously filed with the Securities and Exchange Commission on January 17, 1997, attached to the Registrant's Current Report on Form 8-K, and on March 25, 1997, attached to the Registrant's Proxy Statement, and are incorporated herein by reference, and the description of and all references to the Agreement and Plan of Merger and the Agreement of Merger are qualified in their entirety by reference thereto.

        On April 24, 1997, the Registrant and Noah filed the Agreement of Merger along with an Officer's Certificate of each corporation with the Secretary of State of the State of California, and a Certificate of Merger with the Secretary of State of the State of Delaware. The Merger became effective upon filing the Agreement of Merger and Officer's Certificates with the California Secretary of State.

        As a result of the Merger, the Registrant became a wholly-owned subsidiary of AMF and each outstanding share of the Registrant's common stock, other than shares owned by the Registrant, AMF, Noah or any subsidiary of the Registrant, AMF or Noah, was converted into the right to receive $8.50 in cash, without interest. The total purchase price was approximately $70 million, including the repayment or assumption of certain debt and the purchase of related joint venture interests. The purchase price was negotiated between AMF and Registrant. The Merger was funded from available borrowings under AMF's existing acquisition facility established by the Credit Agreement, dated as of May 1, 1996, as amended, by and among the AMF, the banks, financial institutions and other institutional lenders listed on the signature pages thereof as Initial Issuing Banks, Goldman, Sachs & Co., and Citicorp, N.A., as administrative agent, and Citicorp USA, Inc., as collateral agent. On April 24, 1997, the AMF issued a press release relating to the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
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         EXHIBITS


EXHIBIT NO.     DESCRIPTION

99.1            Press Release dated April 24, 1997.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     AMERICAN RECREATION CENTERS, INC.

Date:  April 24, 1997                By: /s/ KAREN WAGNER
                                         -----------------------------
                                         Karen Wagner
                                         Chief Financial Officer
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                           EXHIBIT INDEX

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                                                          SEQUENTIAL
EXHIBIT NO.     DESCRIPTION                               PAGE NO.
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
99.1            Press Release dated April 24, 1997            5

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